UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

Commission File Number: 1-40392
DT Midstream, Inc.

Delaware	38-2663964
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrant's address of principal executive offices: 500 Woodward Ave., Suite 2900, Detroit, Michigan 48226-1279
Registrant’s telephone number, including area code:  (313) 402-8532

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, par value $0.01	DTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting was held on May 5, 2026.

(b)	At the Annual Meeting:

(i)
The director nominees named in the Proxy, Angela Archon, Stephen Baker, Elaine Pickle, Robert Skaggs, Jr., David Slater, Peter Tumminello and Dwayne Wilson, were each elected to the Board of Directors of the Company for a one-year term expiring in 2027, with the votes shown:

	Total Votes For Each Director	Total Votes Withheld From Each Director	Broker Non-Votes
Angela Archon	75,287,436	4,805,849	10,904,208
Stephen Baker	78,959,305	1,133,980	10,904,208
Elaine Pickle	79,571,862	521,423	10,904,208
Robert Skaggs, Jr.	79,831,086	262,199	10,904,208
David Slater	78,588,234	1,505,051	10,904,208
Peter Tumminello	79,475,725	617,560	10,904,208
Dwayne Wilson	78,365,732	1,727,553	10,904,208

(ii)	Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
90,757,445	118,130	121,918	-

(iii)	Stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
76,623,351	3,153,825	316,109	10,904,208

(iv)
The stockholder proposal as set forth in the Proxy was not properly presented for a vote because the proponent failed to present the proposal personally or through a qualified representative at the Annual Meeting. If the stockholder proposal had been properly presented, the proposal would not have been approved by the Stockholders, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
24,147,571	55,537,388	408,326	10,904,208

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2026

DT MIDSTREAM, INC. (Registrant)

by
/s/ Wendy Ellis
	Name:	Wendy Ellis
	Title:	General Counsel and Corporate Secretary